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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES


   PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           CERULEAN COMPANIES, INC.
            (Exact name of registrant as specified in its charter)


       Georgia                                                                                         58-2217138
(State of incorporation or                                                                          (I.R.S. Employer
       organization)                                                                                 Identification No.)

                                         3350 Peachtree Road, N.E., Atlanta, Georgia 30326
                                    (Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code (404) 842-8000


                If this form related to the                        If this form relates to the
                registration of a class of debt                    registration of a class of debt
                securities and is effective upon filing            securities and is to become effective
                pursuant to General Instruction A(c)(1)            simultaneously with the effectiveness
                please check the following box. [  ]               of a concurrent registration statement
                                                                   under the Securities Act of 1933 pursuant
                                                                   to General Instruction A(c)(2) please check
                                                                   the following box. [  ]

Securities to be registered pursuant to Section 12(b) of the Act:


                Title of each class                                 Name of each exchange on which
                to be so registered                                 each class is to be registered

                       N/A                                                         N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                       Class A Convertible Common Stock
                               (Title of class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Information relating to the Class A Convertible Common Stock of the Company is set forth in "DESCRIPTION OF CAPITAL STOCK" in the Form S-1, Registration No. 333-2796, filed March 27, 1996, and subsequent amendments. The description is incorporated herein by reference.

ITEM 2. EXHIBITS. The following exhibits, defining the rights of the holders of the Class A Convertible Common Stock, are filed as part of this registration statement.

EXHIBIT
NUMBER                              DESCRIPTION

 3.1              Articles of Incorporation of Cerulean Companies, Inc.*

 3.2              Bylaws of Cerulean Companies, Inc.*

 4.1              Specimen form of Class Convertible Common Stock certificate.**

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         * Incorporated herein by reference to the identically numbered exhibit filed as part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-2796), filed on March 27, 1996.

         ** Incorporated herein by reference to Exhibit 4.2 filed as part of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2796), filed on May 8, 1996.




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                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                CERULEAN COMPANIES, INC.

Date: April 29, 1997

                                By:  /s/ Hugh J. Steadman
                                   ---------------------------------------------
                                   Name:  Hugh J. Steadman
                                   Title: Senior Vice President, General Counsel




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